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                                                                   Exhibit 10.20

                          RIDER TO EMPLOYMENT AGREEMENT

               This Rider to Employment Agreement ("Rider") is executed as of December 15, 2000 by and between IndyMac Bank, F.S.B., successor in interest to IndyMac, Inc., ("Employer") and Roger Molvar ("Officer"). This Rider is an addendum to the Employment Agreement ("Agreement") executed by Employer and Officer as of October 18, 2000.

               WHEREAS, Employer and Officer desire to amend the Agreement in certain respects, therefore, in consideration of mutual promises and covenants contained herein, the parties agree as follows:


1.      The following language is hereby added as a new grammatical paragraph in
        Section 4(d) of the Agreement that will immediately follow the present third grammatical paragraph of such section:

                "All stock options granted in accordance with this Section 4(d) shall give Officer the right, upon termination of his employment hereunder, other than for Cause or Poor Performance (as defined in Section 5(e)), to exercise such options for a period of between 3 months and 12 months after such termination as provided hereinafter (but in no event later than their expiration date). In the event the vested options held by Officer immediately after such termination represent shares of common stock in an amount equal to or greater than 500,000, then the maximum period for the exercise of any options shall be 12 months. In the event the vested options held by Officer immediately after such termination represent shares of common stock in an amount equal to or greater than 100,000 but less than 500,000, then the maximum period for the exercise of any options shall be 6 months. In the event the vested options held by Officer immediately after such termination represent shares of common stock in an amount less than 100,000, then the maximum period for their exercise shall be 3 months."

2. Section 5(a) of the Agreement is hereby amended to add the phrase "(which are paid for by Employer)" immediately following the phrase "Employer's disability insurance or other disability benefit plans" contained in such section.

3. Section 5(e)(i)(2) of the Agreement is hereby amended to add the following language at the end thereof:

                "provided, however, if such termination shall occur within two
                (2) years after a change in control, as declared by the Board of Directors, and during the term of this Agreement, then such payment shall be in an


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                amount equal to an amount in cash equal to two (2) times
                Officer's total compensation (base salary plus bonus) for the Fiscal Year proceeding such termination, and"


4. Section 5(e)(ii) of the Agreement is hereby restated in it's entirety to read as follows:

                "Not withstanding anything in this Agreement to the contrary, in the event it shall be determined that any payment or distribution by Employer or any other person or entity to or for the benefit of Officer (within the meaning of Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code")), whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise in connection with, or arising out of, his employment with Employer or a change in ownership or effective control of Employer or a substantial portion of its assets (a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), the Payments shall include gross-up for any excise taxes due under IRC 280G or similar "golden parachute" provisions plus any excise, income, or payroll taxes owed on the payment on the excise payment amount."

IN WITNESS WHEREOF, the parties have executed this Rider to Agreement as of the date first written above.


IndyMac F.S.B


By:
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           Printed Name and Title


Date:
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OFFICER


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                             PARENT COMPANY GUARANTY

IndyMac Bancorp, Inc. ("Bancorp") is the parent holding company of Employer and benefits directly from the strength and continuity of the management of Employer. Accordingly, Bancorp hereby assures and guaranties the full and timely satisfaction of all monetary and other obligations of Employer to Officer under the Agreement as amended by the foregoing Rider. This guaranty is a guaranty of payment and not collection. This guaranty shall continue in full force and effect notwithstanding any future modifications, extensions or renewals to the Agreement that may be made by Employer. Bancorp hereby waives any and all suretyship or other similar defenses that may be available to it with respect to this guaranty to the full extent permitted by applicable law.


IndyMac Bancorp, Inc.


By:
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       -------------------------------
           Printed Name and Title


Date:
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